UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2011
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At Delta Petroleum Corporation’s Annual Meeting of Stockholders held on July 12, 2011 at its offices in Denver, Colorado (the “Meeting”), Delta’s stockholders approved a proposal to effect a reverse split of Delta’s common stock at a ratio of 1-for-10 and a reduction in the number of authorized shares of common stock available for issuance from 600,000,000 to 200,000,000. On the same day, Delta filed with the Delaware Secretary of State a Fourth Amendment to the Certificate of Incorporation of Delta Petroleum Corporation (the “Amendment”) to effect the reverse stock split and to decrease the number of authorized shares of Delta common stock, par value $0.01 per share, to 200,000,000 shares.
     The reverse stock split will become effective as of 6:00 a.m., Eastern Daylight Time, on July 13, 2011 (the “Effective Time”), at which time each ten shares of Delta’s common stock, par value $0.01 per share, issued and outstanding or held by Delta as treasury stock will, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Delta common stock, par value $0.01 per share. No fractional shares will be issued and, in lieu thereof, Delta’s transfer agent, Corporate Stock Transfer, Inc., will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share. After the transfer agent’s completion of such sale, stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale. Delta’s transfer agent will also send instructions to stockholders of record who hold stock certificates regarding the exchange of old stock certificates for new stock certificates.
     Following the reverse stock split, Delta expects to have approximately 28.6 million shares of common stock outstanding. The reverse stock split will affect all shares of Delta’s common stock, including common stock underlying stock options and convertible notes that are outstanding immediately prior to the Effective Time.
     A conformed copy of Delta’s certificate of incorporation, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K, and the preceding discussion of Delta’s amended certificate of incorporation is qualified in its entirety by the text of the certificate of incorporation, as amended, which is incorporated by reference herein.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     Delta stockholders of record at the close of business on May 13, 2011 (the “Record Date”) were entitled to vote at the Meeting. Of the 286,027,476 shares of common stock issued and outstanding as of the Record Date, 225,025,505 shares of common stock (approximately 77%) were present or represented by proxy at the Meeting. Delta’s stockholders elected all of the directors nominated by Delta’s Board of Directors and ratified the appointment of KPMG LLP as Delta’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Delta’s stockholders also approved the reverse stock split and amendment to Delta’s Certificate of Incorporation described in Item 5.03 to this Current Report on Form 8-K and incorporated herein by reference. Additionally, Delta’s stockholders approved, on an advisory basis, the compensation of

Delta’s named executive officers and the holding of an advisory stockholder vote on the compensation of Delta’s named executive officers every year.
     The final results of the voting on the matters submitted to Delta’s stockholders at the Meeting are as follows:
1. Election of Carl E. Lakey, Kevin R. Collins, Jerrie F. Eckelberger, Jean-Michel Fonck, Anthony Mandekic, James J. Murren, Jordan R. Smith, and Daniel J. Taylor to one-year terms on the Board of Directors or until their successors have been duly elected:

			BROKER
Name	FOR	WITHHELD	NON-VOTE
Carl E. Lakey	136,204,472	2,410,805	86,410,228
Kevin R. Collins	136,543,448	2,071,829	86,410,228
Jerrie F. Eckelberger	134,851,404	3,763,873	86,410,228
Jean-Michel Fonck	135,141,042	3,474,235	86,410,228
Anthony Mandekic	132,970,329	5,644,948	86,410,228
James J. Murren	114,505,760	24,109,517	86,410,228
Jordan R. Smith	114,893,087	23,722,190	86,410,228
Daniel J. Taylor	131,762,451	6,852,826	86,410,228
2. To approve a proposal to effect a reverse split of Delta’s Common Stock at a ratio of 1-for-10 and a reduction in the number of authorized shares of Common Stock available for issuance from 600,000,000 to 200,000,000 by filing a certificate of amendment to Delta’s certificate of incorporation:

FOR	AGAINST	ABSTAIN
203,959,016	20,834,443	232,046
3. Ratification of the selection of KPMG LLP as Delta’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

FOR	AGAINST	ABSTAIN
219,899,938	1,346,273	3,779,294
4. To approve, on an advisory basis, the compensation of Delta’s named executive officers:

FOR	AGAINST	ABSTAIN
135,284,714	3,086,662	243,901

5. To approve, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of Delta’s named executive officers:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
133,141,747	371,191	4,225,812	876,527
Item 8.01 Other Events.
     On June 12, 2011, Delta issued a press release announcing the approval by its stockholders of an amendment of Delta’s certificate of incorporation to effect a reverse stock split at an exchange ratio of 1-for-10, and to reduce the number of authorized shares of common stock from 600,000,000 to 200,000,000. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
3.1	Certificate of Incorporation, as amended

99.1	Delta Petroleum Corporation Press Release, dated July 12, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: July 12, 2011

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Certificate of Incorporation, as amended

99.1	Delta Petroleum Corporation Press Release, dated July 12, 2011